Execution Version

REVOLVING ZAR FACILITY AGREEMENT

amongst

HARMONY GOLD MINING COMPANY LIMITED
(as Borrower and Obligors’ Agent)

with
THE FINANCIAL INSTITUTIONS LISTED IN SCHEDULE 1
and

ABSA BANK LIMITED
(acting through its Corporate and Investment Banking division)
(as Facility Agent)

CONTENTS

1. DEFINITIONS AND INTERPRETATION	1
2. REVOLVING ZAR FACILITY	6
3. CONDITIONS OF UTILISATION	6
4. UTILISATION	6
5. REPAYMENT	8
6. INTEREST	13
7. INTERESTS PERIODS	14
8. COMMITMENT FEE	16
9. PREPAYMENT	17
10. CONSEQUENCES OF EVENT OF DEFAULT	17
SCHEDULE 1 THE ORIGINAL REVOLVING ZAR FACILITY LENDERS	27
SCHEDULE 2 FORM OF UTILISATION REQUEST	28
SCHEDULE 3 TIMETABLES	29
SCHEDULE 4 FORM OF EXTENSION DOCUMENTS	30
PART 1 FORM OF EXTENSION REQUEST	30
PART 2 FORM OF EXTENSION ACCEPTANCE NOTICE	31
- i -

PARTIES:
This Agreement is made between:
(1)Harmony Gold Mining Company Limited, a company registered in accordance with the laws of South Africa under registration number 1950/038232/06, as borrower and agent on behalf of the Obligors (the Borrower and Obligors’ Agent);
(2)The financial institutions listed in Schedule 1 as original lenders (the Original Revolving ZAR Facility Lenders); and
(3)Absa Bank Limited (acting through its Corporate and Investment Banking division), a public company duly incorporated in accordance with the laws of South Africa under registration number 1986/004794/06, as facility agent (Facility Agent).

IT IS AGREED AS FOLLOWS:
1.DEFINITIONS AND INTERPRETATION
1.1Definitions
In this Agreement:
1.1.1Agreement means this Revolving ZAR Facility Agreement and its Schedules as read with the Common Terms Agreement;
1.1.2Applicable Margin means in respect of any Interest Period:
1.1.2.1a margin of 2.40% (two point four zero per cent) per annum subject to adjustment by the applicable Sustainability Margin Adjustment Percentage in accordance with the provisions of Clause 13.3 (Adjustment of Sustainability Linked Facility Margin – Sustainability KPI Reports) of the Common Terms Agreement, provided that any adjustment to such margin pursuant to the provisions of Clause 13.3 of the Common Term Agreement shall cease to be of any force or effect on the occurrence of the Event of Default which is continuing or pursuant to Clause 13.4.2 (KPI Change) of the Common Terms Agreement (each a Relevant Date) as contemplated in Clause 13,3 or Clause 13.4.2, as applicable, of the Common Terms Agreement on the basis that with effect from the Relevant Date, the margin shall be 2.40% (two point four zero per cent);
1.1.2.2without double counting the interest payable in accordance with clause 13.3.3 (Adjustment of Sustainability Linked Facility Margin – Sustainability KPI Reports) and clause 13.5 (Default interest) of the Common Terms Agreement, if an Event of Default has occurred and whilst it is continuing, the margin contemplated in Clause 1.1.2.1 plus 2% (two percent),
1.1.3Availability Period means the period from and including Financial Close to and including the date which is the earlier of:

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1.1.3.1.1the date on which all of the Revolving ZAR Facility Commitments are cancelled in terms of this Agreement; and
1.1.3.1.21 (one) Month prior to the Final Repayment Date;
1.1.4Base Rate means, subject to Clause 7.1, JIBAR or where it is not possible to determine JIBAR on any Reset Date, the SAR-JIBAR Reference Rate, in either case converted to a NACQ/NACS rate (as applicable);
1.1.5Breakage Costs means the amount (if any) by which:
1.1.5.1the interest excluding the Applicable Margin which a Revolving ZAR Facility Lender should have received for the period from the date of receipt of all or any part of its participation in the Revolving ZAR Facility Loan or Unpaid Sum to the last day of the current Interest Period in respect of the Revolving ZAR Facility Loan or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period;
exceeds:
1.1.5.2the amount which that Revolving ZAR Facility Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank in the Johannesburg interbank market for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period;
1.1.6Business Day means a day (other than a Saturday or Sunday) on which banks are open for general business in Johannesburg;
1.1.7Common Terms Agreement means the written agreement titled "Common Terms Agreement" concluded or to be concluded among the Borrower, African Rainbow Minerals Gold Limited, Freegold (Harmony) Proprietary Limited, Randfontein Estates Limited, Avgold Limited, Harmony Copper Limited, Harmony Moab Khotsong Operations Proprietary Limited, Golden Core Trade and Invest Proprietary Limited, Morobe Consolidated Goldfields Limited, Wafi Mining Limited, Nedbank Limited (acting through its Nedbank Corporate and Investment Banking division) (in its capacity as the Global Coordinator and Bookrunner, Original Lender, Original Hedge Provider; and the Sustainability Coordinator), Absa Bank Limited (acting through its Corporate and Investment Banking division) (in its capacity as the Global Coordinator and Bookrunner, Original Lender, Original Hedge Provider, Facility Agent, the Sustainability Agent and the Sustainability Coordinator) on or about the Signature Date;
1.1.8Extended Repayment Date means either the First Extended Repayment Date or the Second Extended Repayment Date;
1.1.9Final Repayment Date means the Initial Repayment Date or, if extended in accordance with Clause 5.3 (Extension Option), the Extended Repayment Date (as appropriate);
1.1.10First Extended Repayment Date means the date falling 1 (one) year after the Initial Repayment Date;

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1.1.11Initial Repayment Date means the date falling on the third anniversary date of Financial Close;
1.1.12Interest Payment means the aggregate amount of interest that is, or is scheduled to become, payable under this Agreement;
1.1.13Interest Payment Date means the last day of each Interest Period;
1.1.14Interest Period means, in relation to each Revolving ZAR Facility Loan, each period determined in accordance with Clause 7 (Interest Periods) of this Agreement and, in relation to Unpaid Sums, each period determined in accordance with Clause 14.5 (Default interest) of the Common Terms Agreement;
1.1.15JIBAR means, in relation to any Interest Period, the rate for the period which most closely approximates such Interest Period which appears on the Reuters Screen SAFEY Page as at 11 am Johannesburg time on the first day of such Interest Period;
1.1.16JIBAR Replacement Event means:
1.1.16.1the methodology, formula or other means of determining JIBAR has, in the opinion of the Facility Agent, materially changed;
1.1.16.2the administrator of JIBAR publicly announces that it has ceased or will cease, to provide the Base Rate permanently or indefinitely and, at that time, there is no successor administrator to continue to provide JIBAR;
1.1.16.3the administrator of JIBAR or its supervisor publicly announces that JIBAR has been or will be permanently or indefinitely discontinued;
1.1.16.4the administrator of JIBAR or its supervisor announces that JIBAR may no longer be used; or
1.1.16.5in the opinion of the Facility Agent (acting on behalf of the Revolving ZAR Facility Lenders) and the Obligors’ Agent, JIBAR is otherwise no longer appropriate for the purposes of calculating interest under this Agreement;
1.1.17Majority Lenders means:
1.1.17.1if there are no Revolving ZAR Facility Loans then outstanding, a Revolving ZAR Facility Lender or Revolving ZAR Facility Lenders whose Revolving ZAR Facility Commitments aggregate at least 66,67% (sixty six point six seven per cent) of the Total Revolving ZAR Facility Commitments (or, if the Total Revolving ZAR Facility Commitments have been reduced to zero, aggregated at least 66,67% (sixty six point six seven per cent) of the Total Revolving ZAR Facility Commitments immediately prior to the reduction; and
1.1.17.2at any other time, a Revolving ZAR Facility Lender or Revolving ZAR Facility Lenders whose participations in the Revolving ZAR Facility Loans then outstanding aggregate at least 66,67% (sixty six point six seven per cent) of all the Revolving ZAR Facility Loans then outstanding;
1.1.18NACQ means nominal annual compounded quarterly in arrears;

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1.1.19NACS means nominal annual compounded semi-annually in arrears;
1.1.20Parties means the parties in this Agreement and Party means, as the context require, any one of them;
1.1.21Reference Banks means FirstRand Bank Limited, The Standard Bank of South Africa Limited, Nedbank Limited and Absa Bank Limited;
1.1.22Relevant Nominating Body means the South African Reserve Bank, or any other replacement regulator or other supervisory authority or a group of them, or any working group or committee sponsored or chaired by, or constituted at the request of, any of them;
1.1.23Replacement Benchmark means a benchmark rate which is:
1.1.23.1formally designated, nominated or recommended as the replacement for JIBAR by:
1.1.23.1.1the administrator of JIBAR (provided that the market or economic reality that such benchmark rate measures is the same as that measured by JIBAR); or
1.1.23.1.2any Relevant Nominating Body,
and if replacements have, at the relevant time, been formally designated, nominated or recommended under both paragraphs, the Replacement Benchmark will be the replacement under Clause 1.1.23.1.2 above;
1.1.23.2in the opinion of the Facility Agent (acting on behalf of the Facility B Lenders) and the Obligors’ Agent, generally accepted in the international or any relevant domestic syndicated loan markets as the appropriate successor to JIBAR; or
1.1.23.3an appropriate successor to JIBAR, as chosen by the Facility Agent (acting on behalf of the Revolving ZAR Facility Lenders) and agreed to by the Obligors’ Agent in writing;
1.1.24Reset Date means the first day of each applicable Interest Period, being the date in each case upon which the relevant Base Rate is to be determined for such Interest Period;
1.1.25Revolving ZAR Available Facility means the Available Facility in respect of the Revolving ZAR Facility;
1.1.26Revolving ZAR Facility means the facility described in Clause 2 (Revolving ZAR Facility);
1.1.27Revolving ZAR Facility Loan means a loan made or to be made under the Revolving ZAR Facility or (as the context my require) the principal amount outstanding for the time being of the loan;
1.1.28Rollover Loan means one or more Revolving ZAR Facility Loans:
1.1.28.1made or to be made on the same day that a maturing Revolving ZAR Facility Loan is due to be repaid;
1.1.28.2the aggregate amount of which is equal to or less than the amount of the maturing Revolving ZAR Facility Loan; and

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1.1.28.3made or to be made to the Borrower for the purpose of refinancing a maturing Revolving ZAR Facility Loan;
1.1.29SAFEX Overnight Deposit Rate means:
1.1.29.1on the relevant Reset Date, the overnight deposit rate designated as (SFXROD) which appears on the Reuters SAFEX Money Market Screen as of 11am Johannesburg time on that date, rounded to the third decimal point; or
1.1.29.2where the SAFEX Overnight Deposit Rate cannot be determined on account of the relevant rate not appearing on the Reuters SAFEX Money Market Screen, an equivalent rate determined by the Facility Agent, acting in a commercially reasonable manner;
1.1.30SAR-JIBAR-Reference Rate means the mid-market rate between deposits and loans in ZAR for an Interest Period quoted by the Reference Banks at approximately 11 am Johannesburg time on the relevant Reset Date. The Facility Agent will request the principal Johannesburg office of each of the Reference Banks to provide a quotation of its rate. If at least two quotations are provided, the rate for that Reset Date will be the arithmetic mean of the quotations. If fewer than two quotations are provided, the rate for that Reset Date will be determined by the Facility Agent, acting in a commercially reasonable manner, using a representative rate;
1.1.31Second Extended Repayment Date means the date falling 1 (one) year after the First Extended Repayment Date;
1.1.32Specified Time means a time determined in accordance with Schedule 3 (Timetables);
1.1.33Signature Date means the date of the signature of the Party last signing this Agreement in time subject to all other Parties having signed;
1.1.34Utilisation means the utilisation of a Revolving ZAR Facility Loan;
1.1.35Utilisation Fee has the meaning given to it in Clause 4.6 (Utilisation Fee); and
1.1.36Utilisation Request means a notice substantially in the form set out in Schedule 2 (Form of Utilisation Request).
1.2Common Terms Agreement
1.2.1Terms used (but not otherwise defined) in this Agreement have the meaning given to them in the Common Terms Agreement.
1.2.2The provisions of Clause 1 (Definitions and Interpretation) of the Common Terms Agreement apply to this Agreement as if set out in this Agreement in full.
1.2.3This Agreement and the rights and obligations of the Parties shall in all respects be subject to the terms and conditions of the Common Terms Agreement but, in the event of any conflict between the provisions of this Agreement and the provisions of the Common Terms Agreement, the provisions of this Agreement shall prevail.

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2.REVOLVING ZAR FACILITY
Subject to the terms of this Agreement and the Common Terms Agreement, the Revolving ZAR Facility Lenders agree to make available to the Borrower a revolving credit facility in an aggregate amount equal to the Total Revolving ZAR Facility Commitments. The Borrower shall apply all amounts borrowed by it under the Revolving ZAR Facility for the purpose set out in clause 6.1.1.3 of the Common Terms Agreement.
3.CONDITIONS OF UTILISATION
The obligation of the Revolving ZAR Facility Lenders to lend, and the right of the Borrower to borrow, any Revolving ZAR Facility Loan under this Agreement is subject to the fulfilment or waiver (to the extent applicable) of all of the conditions set out in clause 8.1 (Initial Conditions Precedent) and clause 8.3 (Further Conditions Precedent) of the Common Terms Agreement.
4.UTILISATION
4.1Delivery of a Utilisation Request
The Borrower may utilise the Revolving ZAR Facility by delivery to the Facility Agent of a duly completed Utilisation Request by no later than the Specified Time.
4.2Completion of a Utilisation Request
4.2.1The Utilisation Request is irrevocable and will not be regarded as having been duly completed unless:
4.2.1.1the proposed Utilisation Date is a Business Day within the Availability Period;
4.2.1.2the currency and amount of the Utilisation comply with Clause 4.3 (Currency and amount);
4.2.1.3it specifies a bank account in South Africa to which the Borrower requires the proceeds of the Revolving ZAR Facility Loan to be credited;
4.2.1.4the amount of the proposed Revolving ZAR Facility Loan shall not exceed the amount of the Revolving ZAR Available Facility; and
4.2.1.5the proposed Interest Period complies with Clause 7 (Interest Periods).
4.2.2Only 1 (one) Revolving ZAR Facility Loan may be requested in each Utilisation Request.
4.2.3A maximum of 2 (two) Utilisation Requests may be delivered in any calendar Month during the Availability Period.
4.2.4The Borrower may not deliver a Utilisation Request if:
4.2.4.1as a result of the proposed Utilisation, more than 5 (five) Revolving ZAR Facility Loans would be outstanding at any point in time and to this effect, the Facility Agent will consolidate 2 (two) or more outstanding Revolving ZAR Facility Loans made from the Revolving ZAR Facility Loan maturing on the same date, such that the relevant Rollover Loan made to refinance such

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maturing Revolving ZAR Facility Loans will be in respect of such outstanding Revolving ZAR Facility Loans as consolidated into 1 (one) Revolving ZAR Facility Loan;
4.2.4.2there are Utilisations yet to be made in terms of any Utilisation Request delivered prior to such proposed Utilisation Request.
4.3Currency and amount
4.3.1The currency specified in a Utilisation Request must be ZAR.
4.3.2The amount of the proposed Revolving ZAR Facility Loan must be a minimum of ZAR50 000 000 (fifty million Rands) or, if less, the Revolving ZAR Available Facility.
4.4Revolving ZAR Facility Lenders’ Participation
4.4.1If the conditions set out in this Agreement have been met, and subject to Clause 3 (Conditions of Utilisation), each Revolving ZAR Facility Lender shall pay its participation in the Revolving ZAR Facility Loan to the Facility Agent on the Utilisation Date from its Facility Office.
4.4.2The amount of each Revolving ZAR Facility Lender’s participation in the Revolving ZAR Facility Loan will be equal to the proportion borne by its Available Commitment to the Revolving ZAR Available Facility immediately prior to making the Revolving ZAR Facility Loan.
4.4.3The Facility Agent shall notify each Revolving ZAR Facility Lender of the amount of each Revolving ZAR Facility Loan and the amount of its participation in that Revolving ZAR Facility Loan by the Specified Time.
4.5Cancellation of Commitment
The Revolving ZAR Facility Commitments which, at that time, are unutilised shall be immediately cancelled at the end of the Availability Period and each Revolving ZAR Facility Lender’s Available Commitment under the Revolving ZAR Facility shall be reduced to zero with effect from the expiry of the Availability Period.
4.6Utilisation Fee
4.6.1Where the aggregate of the Revolving ZAR Facility Loans is equal to an amount expressed as a percentage range (being a percentage of the Total Revolving ZAR Facility Commitments) set out in the left column below, the Borrower shall pay a utilisation fee which shall be computed at a rate equal to the rate per annum set out opposite such percentage range in the right column below on the aggregate of the Revolving ZAR Facility Loans (each a Utilisation Fee).

% of Revolving ZAR Facility Commitments	Utilisation Fee
Less than or equal to 33.33%	0.00%
Greater than 33.33% but less than or equal to 66.67%	0.15%
Greater than 66.67%	0.30%

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4.6.2The Utilisation Fee shall be calculated on a day-to-day basis and shall be payable quarterly in arrears on the last day of each successive period of 3 (three) Months, with the first of such periods commencing on Financial Close.
5.REPAYMENT
5.1Repayment of the Revolving ZAR Facility Loan
5.1.1The Borrower shall, subject to the provisions of Clauses 5.2 (Rollover Loans), 9 (Prepayment) and 10 (Consequences of Event of Default), repay each Revolving ZAR Facility Loan on the last day of each Interest Period.
5.1.2The Borrower shall repay all Revolving ZAR Facility Loans outstanding (including accrued and unpaid interest thereon) in full by no later than the Final Repayment Date.
5.1.3The Borrower may, subject to clause 4 (Utilisation) re-borrow any part of the Revolving ZAR Facility Loan which is repaid.
5.2Rollover Loans
5.2.1Without prejudice to the Borrower's obligation under Clause 5.1.2, if 1 (one) or more Revolving ZAR Facility Loans are to be made available to the Borrower:
5.2.1.1on the same day that a maturing Revolving ZAR Facility Loan is due to be repaid by the Borrower; and
5.2.1.2in whole or in part for the purpose of refinancing the maturing Revolving ZAR Facility Loans, the aggregate amount of the new Revolving ZAR Facility Loans shall be treated as if applied in or towards repayment of the maturing Revolving ZAR Facility Loans and Clause 5.2.2 shall apply.
5.2.1Any Rollover Loans shall be utilised as follows:
5.2.2.1if the amount of a maturing Revolving ZAR Facility Loans exceeds the aggregate amount of the new Revolving ZAR Facility Loans (Excess):
5.2.2.1.1the Borrower will only be required to repay an amount in cash equal to the Excess (in repayment of the maturing Revolving ZAR Facility Loans); and
5.2.2.1.2the new Revolving ZAR Facility Loan shall be treated as having been made available and applied by the Borrower in or towards repayment of the Revolving ZAR Facility Lender's participation (if any) in the maturing Revolving ZAR Facility Loans and the Revolving ZAR Facility Lenders will not be required to make new Revolving ZAR Facility Loans available in cash; and
5.2.2.2if the amount of the maturing Revolving ZAR Facility Loan is equal to or less than the aggregate amount of the new Revolving ZAR Facility Loans:

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5.2.2.2.1the Borrower will not be required to make any repayment in cash on account of the maturing Revolving ZAR Facility Loans; and
5.2.2.2.2the Revolving ZAR Facility Lenders will be required to make the Revolving ZAR Facility Loans available in cash only to the extent that the new Revolving ZAR Facility Loans exceed the maturing Revolving ZAR Facility Loans and the remainder of the new Revolving ZAR Facility Loans shall be treated as having been made available and applied by the Borrower in or towards repayment of the maturing Revolving ZAR Facility Loan.
5.1Extension option
5.3.1The Borrower may, by giving notice to the Facility Agent substantially in the form set out in Part 1 of Schedule 4 (Form of Extension Documents), (an Extension Request):
5.3.1.1not less than 100 (one hundred) days (and not more than 120 (one hundred and twenty) days) before the first anniversary of Financial Close, request that the Initial Repayment Date be extended to the First Extended Repayment Date; and
5.3.1.2not less than 100 (one hundred) days (and not more than 120 (one hundred and twenty) days) before the second anniversary of Financial Close, request that the First Extended Repayment Date be extended to the Second Extended Repayment Date.
5.3.2The Facility Agent must promptly, but in any event by no later than 2 (two) Business Days following receipt, notify the Revolving ZAR Facility Lenders of the receipt of an Extension Request.
5.3.3Each Revolving ZAR Facility Lender shall notify the Facility Agent and the Borrower of its decision whether or not to consent to the Extension Request not more than 20 (twenty) Business Days after being notified by the Facility Agent of the Extension Request (the Extension Request End Date). A Revolving ZAR Facility Lender who has consented to the Extension Request (the Extending Lenders), shall deliver a written notice to the Facility Agent substantially in the form set out in Part 2 of Schedule 4 (Form of Extension Documents) (an Extension Acceptance Notice). If a Revolving ZAR Facility Lender has not delivered an Extension Acceptance Notice on or before the Extension Request End Date, it shall be deemed to have refused to consent to the Extension Request (together with a Revolving ZAR Facility Lender who has explicitly refused to consent to an Extension Request, the Non-Extending Lenders).
5.3.4Each Non-Extending Lender shall, on the Business Day immediately following the Extension Request End Date, be deemed to have offered all (and not part only) of its Available Commitment under the Revolving ZAR Facility and the outstanding principal amount of such Non-Extending Lender's participation in the outstanding Revolving ZAR Facility Loans (together with all of its rights and obligations under the Finance Documents) to each Extending Lender pro rata in accordance with Clause 5.3.6 below. The Facility Agent shall inform all Extending Lenders of such offer by issuing a notice (the Lender Replacement Notice) within two Business Days of such date. The offer made pursuant to this Clause 5.3.4 shall immediately lapse at the end of the Business Day immediately preceding the commencement of the Replacement Lender Offer Period (as defined below).

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5.3.5An Extending Lender may, within 15 (fifteen) Business Days of receipt of a Lender Replacement Notice (the Replacement Notice End Date) deliver a further Extension Acceptance Notice to the Facility Agent and the Borrower pursuant to which it confirms its willingness to assume (i) its pro rata share of each such Non-Extending Lender’s Available Commitment under the Revolving ZAR Facility and the outstanding principal amount of such Non-Extending Lender's participation in the outstanding Revolving ZAR Facility Loans and (ii) all the rights and obligations of each Non-Extending Lender (the Initial Pro Rata Participation) for a purchase price in cash payable at the time of transfer in an amount equal to its pro rata share of the outstanding principal amount of such Non-Extending Lender's participation in the outstanding Revolving ZAR Facility Loans and all accrued interest, Breakage Costs and other amounts payable in relation thereto under the Finance Documents. If an Extending Lender has not notified the Facility Agent in writing of its consent on or before such date, it shall be deemed to have declined its Initial Pro Rata Participation. An Extending Lender may, in its further Extension Acceptance Notice, indicate whether it wishes to assume, in addition to its Initial Pro Rata Participation, any additional amount of a Non-Extending Lender’s Available Commitment under the Revolving ZAR Facility and the outstanding principal amount of such Non-Extending Lender's participation in the outstanding Revolving ZAR Facility Loans (the Participation Headroom).
5.3.6If an Extending Lender has declined or is deemed to have declined:
5.3.6.1its Initial Pro Rata Participation, the Facility Agent shall notify the other Extending Lenders within 2 (two) Business Days of the Replacement Notice End Date and each such other Extending Lender may deliver a further Extension Acceptance Notice within 3 (three) Business Days, pursuant to which it confirms its willingness to assume its pro rata share of that Initial Pro Rata Participation (the Additional Pro Rata Participation). If an Extending Lender has not delivered a further Extension Acceptance Notice on or before such date, it shall be deemed to have declined its Additional Pro Rata Participation; or
5.3.6.2its Additional Pro Rata Participation, any other Extending Lender which has provided its Participation Headroom shall, within 3 (three) Business Days of such event occurring, assume either (i) an amount not exceeding its Participation Headroom or (ii) such other amount (not exceeding the Additional Pro Rata Participation) as notified by the Borrower to the Facility Agent (in the event that more than one Extending Lender has provided its Participation Headroom and such amount exceeds the Additional Pro Rata Participation), in each case for a purchase price in cash payable at the time of transfer in an amount equal to its pro rata share of the outstanding principal amount of such Additional Pro Rata Participation or Participation Headroom (as applicable) and all accrued interest, Breakage Costs and other amounts payable in relation thereto under the Finance Documents.
5.3.7If following the procedure set out in Clause 5.3.6 any Non-Extending Lender’s Available Commitment under the Revolving ZAR Facility and the outstanding principal amount of such Non-Extending Lender's participation in the outstanding Revolving ZAR Facility Loans remains available the Borrower may, within 20 (twenty) Business Days (the Replacement Lender Offer Period), replace

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a Non-Extending Lender by requiring such Lender to (and, to the extent permitted by law, such Lender shall) transfer to:
5.3.7.1a Permitted Transferee; or
5.3.7.2subject to the consent of the Extending Lenders (which consent shall not be unreasonably withheld or delayed), any other bank or financial institution, trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (an Alternative Institution),
(each such Permitted Transferee or Alternative Institution, an Extending Replacement Lender), for a purchase price in cash payable at the time of transfer in an amount equal to the outstanding principal amount of such Non-Extending Lender's participation in the outstanding Revolving ZAR Facility Loan and all accrued interest, Breakage Costs and other amounts payable in relation thereto under the Finance Documents.
5.3.8If at the end of the Replacement Lender Offer Period, Available Commitments under the Revolving ZAR Facility and participation in the outstanding Revolving ZAR Facility Loans of the Non-Extending Lenders, in an aggregate amount not exceeding ZAR150, 000,000 have not been transferred to an Extending Replacement Lender, the Borrower may, within 2 (two) Business Days after the end of the Replacement Lender Offer Period give the Facility Agent notice of cancellation of the Revolving ZAR Facility Commitment of those Non-Extending Lenders and its intention to procure the repayment of those Non-Extending Lender's participation in the Revolving ZAR Facility Loans. On receipt of such a notice of cancellation, the Revolving ZAR Facility Commitments of those Non-Extending Lenders shall immediately be reduced to zero and the Borrower shall repay those Non-Extending Lenders’ participation in the Revolving ZAR Facility Loans by no later than the date falling 3 (three) Business Days prior to the Initial Repayment Date (the Permitted Non-Extending Lender Repayment).
5.3.9The replacement of a Non-Extending Lender pursuant to Clause 5.3.4 to 5.3.8 shall be subject to the following conditions:
5.3.9.1such transfer shall be effected pursuant to Clause 27 (Changes to the Lenders) of the Common Terms Agreement;
5.3.9.2no Lender shall have any obligation to the Borrower to find an Extending Replacement Lender;
5.3.9.3under no circumstances shall the Non-Extending Lender be required to pay or surrender to such Extending Replacement Lender any of the fees received by such Lender pursuant to the Finance Documents; and
5.3.9.4the Non-Extending Lender shall only be obliged to transfer its rights and obligations pursuant to Clause 5.3.4 to 5.3.8 once it is satisfied that it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to that transfer.

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5.3.10A Non-Extending Lender shall perform the checks described in Clause 5.3.9.4 as soon as reasonably practicable and shall notify the Facility Agent and the Borrower when it is satisfied that it has complied with those checks.
5.3.11If following the completion of the procedure set out in Clauses 5.3.1 to 5.3.10:
5.3.11.1the Borrower has either received Extension Acceptance Notices from all the Revolving ZAR Facility Lenders or has replaced all Non-Extending Lenders with an Extending Replacement Lender or has effected a Permitted Non-Extending Lender Repayment, each Revolving ZAR Facility Lender’s Available Commitment under the Revolving ZAR Facility and participation in all outstanding Revolving ZAR Facility Loans shall be extended to the Extended Repayment Date; or
5.3.11.2the Available Commitment under the Revolving ZAR Facility and participation in all outstanding Revolving ZAR Facility Loans of a Non-Extending Lender have not been transferred to an Extending Replacement Lender or the Borrower has been unable to effect a Permitted Non-Extending Lender Repayment, each Revolving ZAR Facility Lender’s:
5.3.11.3Available Commitment under the Revolving ZAR Facility shall be reduced to zero and cancelled; and
5.3.11.4participation in all outstanding Revolving ZAR Facility Loans shall be repaid together with accrued interest and all other amounts outstanding in relation to such participation, in each case on the Initial Repayment Date or the First Extended Repayment Date, as the case may be.
5.3.12The Borrower shall pay to:
5.3.12.1each Extending Lender, a fee computed at the percentage rate equal to 0.15 per cent. of each Extending Lender’s Available Commitment under the Revolving ZAR Facility and participation in all outstanding Revolving ZAR Facility Loans (excluding any Initial Pro Rata Participation, Additional Pro Rata Participation or Participation Headroom). Such fee is payable on the 3rd Business Day after the last date on which the process set out in Clause 5.3.1 to 5.3.10 has been completed; or
5.3.12.2each Extending Lender that has participated in respect of its Initial Pro Rata Participation, Additional Pro Rata Participation or Participation Headroom (as applicable), a participation fee in the amount and at the times agreed in a Fee Letter; or
5.3.12.3each Alternative Institution that has become an Extending Replacement Lender, a participation fee in the amount and at the times agreed in a Fee Letter.

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6.INTEREST
6.1Calculation of interest
The rate of interest on any Revolving ZAR Facility Loan for any day during an Interest Period is the percentage rate per annum which is the aggregate of:
6.1.1the Applicable Margin; and
6.1.2the Base Rate,
calculated as follows:
6.1.3NACQ (if applicable Interest Period is 3 (three) Months); or
6.1.4NACS (if applicable Interest Period is 6 (six) Months).
6.2Payment of interest
The Borrower shall, subject to clause 14.5 (Default interest) of the Common Terms Agreement, pay accrued interest on the Revolving ZAR Facility Loan on each Interest Payment Date.
6.3Notification of rates of interest
The Facility Agent shall promptly notify the Borrower of the determination of a rate of interest under this Agreement.
6.4Absence of quotations
Subject to Clause 6.5 (Market Disruption), if the Base Rate is to be determined by reference to the Reference Banks but a Reference Bank does not supply a quotation by 11am (Johannesburg time) on the Reset Date, the applicable Base Rate shall be determined on the basis of the quotations of the remaining Reference Banks.
6.5Market Disruption
If a Market Disruption Event (as defined below) occurs in relation to a Revolving ZAR Facility Loan for any Interest Period, then the rate of interest on each Revolving ZAR Facility Lender's share of that Revolving ZAR Facility Loan for that Interest Period shall be the percentage rate per annum which is the sum of:
6.5.1the Applicable Margin; and
6.5.2the rate notified to the Facility Agent by that Revolving ZAR Facility Lender as soon as practicable and in any event before interest is due to be paid in respect of that Interest Period, to be that which expresses as a percentage rate per annum the cost to that Revolving ZAR Facility Lender of funding its participation in the Revolving ZAR Facility Loan from whatever source it may reasonably select.
6.5.3In this Agreement, Market Disruption Event means:

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6.5.3.1at or about noon on the Reset Date for the relevant Interest Period the SAR-JIBAR-Reference Rate is not available and none or only one of the Reference Banks supplies a rate to the Facility Agent to determine JIBAR for the relevant Interest Period; or
6.5.3.2before close of business in Johannesburg on the Reset Date for the relevant Interest Period, the Facility Agent receives notifications from a Revolving ZAR Facility Lender or Revolving ZAR Facility Lenders whose participations in that Loan exceed 35% (thirty-five per cent) that the cost to it or them of funding it's or their participation in the Revolving ZAR Facility Loan from whatever source it or they may reasonably select would be in excess of JIBAR for the relevant Interest Period.
6.6Alternative basis of interest or funding
6.6.1If a Market Disruption Event occurs and the Facility Agent or the Borrower so requires, the Facility Agent and the Borrower shall enter into negotiations (for a period of not more than 30 (thirty) days) with a view to agreeing a substitute basis for determining the rate of interest, failing which the provisions of Clause 6.5 (Market Disruption) shall continue to apply.
6.6.2Any alternative basis agreed pursuant to Clause 6.6.1 shall, with the prior consent of all the Revolving ZAR Facility Lenders and the Obligors’ Agent, be binding on all Parties.
6.7Replacement of JIBAR
6.7.1If a JIBAR Replacement Event has occurred, any amendment or waiver which relates to providing for the use of a Replacement Benchmark in addition to or as substitute for JIBAR (or which relates to aligning any provision of a Finance Document to the use of that Replacement Benchmark) may be made with the prior written consent of the Facility Agent (on behalf of the Revolving ZAR Facility Lenders) and the Obligors’ Agent.
6.7.2If, upon the occurrence of a JIBAR Replacement Event, this Agreement provides that the rate of interest for a Loan in ZAR is to be determined by reference to JIBAR, the Facility Agent and the Obligors’ Agent shall enter into negotiations in good faith with a view to agreeing the use of a Replacement Benchmark in place of JIBAR.
7.INTERESTS PERIODS
7.1Selection of Interest Periods
7.1.1The Borrower shall select an Interest Period for a Revolving ZAR Facility Loan in respect of the Revolving ZAR Facility in the Utilisation Request for that Revolving ZAR Facility Loan.
7.1.2Subject to this Clause 7 (Interest Periods) the Borrower may, for a Revolving ZAR Facility, select an Interest Period of 3 (three) or 6 (six) Months, as specified in the Utilisation Request (or such other period as may be agreed between the Borrower and the Revolving ZAR Facility Lenders, provided that such other period shall not be longer than 6 (six) Months).
7.1.3An Interest Period for a Revolving ZAR Facility Loan shall not extend beyond the Final Repayment Date. If an Interest Period for a Revolving ZAR Facility Loan selected by the Borrower would, but for

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this Clause 7.1.3, be less than 3 (three) Months or less than 6 (six) Months but greater than 3 (three) Months (such Interest Period, a Broken Period), then for that Broken Period the Base Rate shall be determined in accordance with the following formula:
R = r1+ (t-t1) x (r2-r1) / (t2-t1)
where:

r =	the Base Rate to be determined;
r1 =	JIBAR or where it is not possible to determine JIBAR on any Reset Date, SAR-JIBAR- Reference Rate, in either case converted to a nominal annual compounded quarterly/semi-annually (as applicable) in arrear rate, for the period closest to but less than that Broken Period plus, if this would result in r1 being equal to the SAFEX Overnight Deposit Rate, 0.01% (zero point zero one per cent);
r2 =	JIBAR or where it is not possible to determine JIBAR on any Reset Date, SAR-JIBAR- Reference Rate, in either case converted to a nominal annual compounded quarterly/semi-annually (as applicable) in arrear rate, for the period closest to but greater than that Broken Period;
t1 =	the number of days applicable to the period for which r1 is quoted on the first day of that Broken Period;
t2 =	the number of days applicable to the period for which r2 is quoted on the first day of that Broken Period; and
t =	the number of days in that Broken Period.
7.1.4The Interest Period for a Revolving ZAR Facility Loan shall start on the Utilisation Date of that Revolving ZAR Facility Loan.
7.1.5Subject to this Clause 7 (Interest Periods), the Borrower may select a different Interest Period for a Rollover Loan than the Interest Period of the Revolving ZAR Facility Loan being refinanced by that Rollover Loan in the Utilisation Request delivered for that Rollover Loan.
7.1.6If the Borrower fails to select an Interest Period for a Revolving ZAR Facility Loan in the Utilisation Request for that Revolving ZAR Facility Loan, the Interest Period for the applicable Revolving ZAR Facility Loan shall be 3 (three) Months.
7.2Duration of Interest Periods
The Revolving ZAR Facility Loan shall have successive Interest Periods of 3 (three) Months or 6 (six) months commencing in each case on (and including) an Interest Payment Date and ending on (but excluding) the next Interest Payment Date provided that:

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7.2.1the first Interest Period in respect of the Revolving ZAR Facility Loan shall commence on (and include) the Utilisation Date and end on (and exclude) the first Interest Payment Date thereafter; and
7.2.2the last Interest Period in respect of the Revolving ZAR Facility Loan shall commence on (and include) the Interest Payment Date immediately preceding the Final Repayment Date and end on (and exclude) the Final Repayment Date.
7.3Non-Business Days
If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).
7.4Day count convention and interest calculation
Any interest on a Revolving ZAR Facility Loan will accrue from day to day and will be calculated inclusive of the first day but exclusive of the last day of the applicable Interest Period on the basis of the actual number of days elapsed and a year of 365 days (irrespective of whether the year is a leap year) or, in any case where the practice in the Johannesburg interbank market differs, in accordance with that market practice.
7.5Consolidation of Revolving ZAR Facility Loans
If 2 (two) or more Interest Periods:
7.5.1relate to the Revolving ZAR Facility Loan made to the Borrower; and
7.5.2end on the same date,
those Revolving ZAR Facility Loans will, be consolidated into, and treated as, a single Revolving ZAR Facility Loan on the last day of the Interest Period.
8.COMMITMENT FEE
8.1The Borrower shall pay to the Facility Agent (for the account of each Revolving ZAR Facility Lender) a commitment fee computed at the rate of 35% (thirty-five per cent) of the Applicable Margin per annum on the undrawn portion of the Revolving ZAR Facility Commitment during the Availability Period and which fee shall accrue on a daily basis.
8.2The accrued commitment fee is payable on the on the last day of each successive period of 3 (three) Months occurring during the Availability Period and on the last day of the Availability Period.
8.3Each Revolving ZAR Facility Lender shall deliver to the Borrower a VAT invoice in respect of each payment received on account of the commitment fee.

Revolving ZAR Facility Agreement_Execution

9.PREPAYMENT
9.1Mandatory Prepayment
The Borrower shall be obliged to mandatorily prepay each Revolving ZAR Facility Loan made to it hereunder in accordance with, and subject to the conditions of clause 10 (Prepayment and Cancellation) of the Common Terms Agreement.
9.2Voluntary Prepayment
9.2.1The Borrower shall be entitled to voluntarily prepay the whole or a portion of each Revolving ZAR Facility Loan made to it hereunder in accordance with, and subject to the conditions of the Common Terms Agreement.
9.2.2The Borrower may, subject to clause 4 (Utilisation) re-borrow any part of the Revolving ZAR Facility which is prepaid as contemplated under this Clause 9.2 (Voluntary Prepayment).
10.CONSEQUENCES OF EVENT OF DEFAULT
If a notice is delivered pursuant to clause 26.17 (Acceleration) of the Common Terms Agreement, the Borrower shall be obliged, without prejudice to any other rights which the Finance Parties may have pursuant to the Finance Documents or at law, to repay the Revolving ZAR Facility Loans made to it hereunder (which shall be immediately due and payable) together with:
10.1accrued but unpaid interest on the Revolving ZAR Facility Loans; plus
10.2Breakage Costs (if any); plus
10.3accrued but unpaid interest on all Unpaid Sums payable by the Borrower in accordance with clause 13.5 (Default interest) of the Common Terms Agreement from the due date of such Unpaid Sum to its date of payment.

-SIGNATURE PAGES TO FOLLOW-

Revolving ZAR Facility Agreement_Execution

BORROWER AND OBLIGORS’ AGENT
SIGNED at Randfontein on this the 25th day of May 2022.

For and on behalf of
HARMONY GOLD MINING COMPANY LIMITED

/s/Boipelo Pride Lekubo
____________________________
Signatory: Boipelo Pride Lekubo
Capacity: Financial Director
Who warrants authority hereto

/s/Peter William Steenkamp
____________________________
Signatory: Peter William Steenkamp
Capacity: Chief Executive Officer
Who warrants his authority hereto

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ORIGINAL REVOLVING ZAR FACILITY LENDER

SIGNED at Johannesburg on this the 25th day of May 2022.

For and on behalf of
NEDBANK LIMITED (ACTING THROUGH ITS NEDBANK CORPORATE AND INVESTMENT BANKING DIVISION)

/s/G. L. WEBBER
____________________________
Signatory: G. L. WEBBER
Capacity: AUTHORISED SIGNATORY
Who warrants authority hereto

/s/N.J. SINGH
____________________________
Signatory: N.J. SINGH
Capacity: AUTHORISED SIGNATORY
Who warrants authority hereto

Revolving ZAR Facility Agreement_Execution

ORIGINAL REVOLVING ZAR FACILITY LENDER
SIGNED at Johannesburg on this the 25th day of May 2022.

For and on behalf of
ABSA BANK LIMITED (ACTING THROUGH ITS CORPORATE AND INVESTMENT BANKING DIVISION)

/s/Andrew Sprenger
____________________________
Signatory: Andrew Sprenger
Capacity: Authorised
Who warrants authority hereto

/s/Chetan Jeeva
____________________________
Signatory: Chetan Jeeva
Capacity: Authorised
Who warrants authority hereto

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ORIGINAL REVOLVING ZAR FACILITY LENDER
SIGNED at Johannesburg on this the 9th day of May 2022.

For and on behalf of
FIRSTRAND BANK LIMITED (ACTING THROUGH ITS RAND MERCHANT BANK DIVISION)
/s/Julian Grieve
____________________________
Signatory: Julian Grieve
Capacity: Authorised Signatory
Who warrants authority
/s/Tshepo Pitse
____________________________
Signatory: Tshepo Pitse
Capacity: Authorised Signatory
Who warrants authority

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ORIGINAL REVOLVING ZAR FACILITY LENDER
SIGNED at Johannesburg on this the 25th day of May 2022.

For and on behalf of
STATE BANK OF INDIA (ACTING THROUGH ITS JOHANNESBURG BRANCH)

/s/Ashish Kumar Patnaik
____________________________
Signatory: Ashish Kumar Patnaik
Capacity: Authorised Signatory Vice President, Syndication
Who warrants authority

Revolving ZAR Facility Agreement_Execution

ORIGINAL REVOLVING ZAR FACILITY LENDER
SIGNED at Johannesburg on this the 25th day of May 2022.

For and on behalf of
BANK OF CHINA LIMITED, JOHANNESBURG BRANCH
/s/Greg Cohen
____________________________
Signatory: Greg Cohen - Acting Assistant General Manger
Capacity: Authorised Signatory
Who warrants authority hereto

/s/Lynne Hulme
____________________________
Signatory: Lynne Hulme
Capacity: Authorised Signatory
Who warrants authority hereto

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ORIGINAL REVOLVING ZAR FACILITY LENDER
SIGNED at Johannesburg on this the 25th day of May 2022.

For and on behalf of
INVESTEC BANK LIMITED (ACTING THROUGH ITS INVESTMENT BANKING DIVISION: CORPORATE SOLUTIONS)
/s/Kerry Caldwell
____________________________
Signatory: Kerry Caldwell
Capacity: Authorised Signatory
Who warrants authority hereto

/s/ Sean Rule
____________________________
Signatory: Sean Rule
Capacity: Authorised Signatory
Who warrants authority hereto

Revolving ZAR Facility Agreement_Execution

ORIGINAL REVOLVING ZAR FACILITY LENDER
SIGNED at Johannesburg on this the 9th day of May 2022.

For and on behalf of HSBC BANK PLC - JOHANNESBURG BRANCH /s/Dean Redbourne ____________________________ Signatory: Dean Redbourne Capacity: Authorised Signatory Who warrants authority

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FACILITY AGENT
SIGNED at Johannesburg on this the 25th day of May 2022.

For and on behalf of
ABSA BANK LIMITED (ACTING THROUGH ITS CORPORATE AND INVESTMENT BANKING DIVISION)

/s/Anna van Rooyen
____________________________
Signatory: Anna van Rooyen
Capacity: Authorised
Who warrants authority hereto

/s/Ameeth Lakhani
____________________________
Signatory: Ameeth Lakhani
Capacity: Authorised
Who warrants authority hereto

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SCHEDULE 1
THE ORIGINAL REVOLVING ZAR FACILITY LENDERS

NAME OF ORIGINAL REVOLVING ZAR FACILTY LENDER	REVOLVING ZAR FACILITY COMMITMENT (ZAR)
Absa Bank Limited (acting through its Corporate and Investment Banking division)	ZAR650,000,000
Nedbank Limited (acting through its Nedbank Corporate and Investment Banking Division)	ZAR580,000,000
FirstRand Bank Limited (acting through its Rand Merchant Bank division)	ZAR570,000,000
State Bank of India (acting through its Johannesburg Branch)	ZAR200,000,000
Bank of China Limited, Johannesburg Branch	ZAR200,000,000
Investec Bank Limited (acting through its Investment Banking division: Corporate Solutions)	ZAR250,000,000
HSBC Bank plc - Johannesburg Branch	ZAR50,000,000

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SCHEDULE 2
FORM OF UTILISATION REQUEST

From:    [Borrower]

To:    [Facility Agent]

Dated    [●]

Dear Sirs

[Borrower] – [●] Revolving ZAR Facility Agreement dated [●] (the Agreement)

1.We refer to the Agreement. This is a Utilisation Request. Terms defined in the Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request.
2.We wish to borrow a Revolving ZAR Facility Loan on the following terms:
Facility to be utilised:    Revolving ZAR Facility
Proposed Utilisation Date:    [●] (or, if that is not a Business Day, the next Business Day)
Amount:    ZAR [●]
3.We confirm that each condition specified in Clause 3 (Conditions of Utilisations) is satisfied on the date of this Utilisation Request.
4.The proceeds of this Revolving ZAR Facility Loan should be credited to [account].
5.The Interest Period for this Revolving ZAR Facility Loan is [3/6] Months.
6.This Utilisation Request is irrevocable.

Yours faithfully

…………………………………
authorised signatory for
[Borrower]

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SCHEDULE 3
TIMETABLES

Delivery of a duly completed Utilisation Request (Clause 4.1 (Delivery of a Utilisation Request)	as of 11am Johannesburg time on the date which is 5 (five) Business Days prior to the proposed Utilisation Date
Facility Agent notifies the Revolving ZAR Facility Lenders of the Revolving ZAR Facility Loan in accordance with Clause 4.4 (Lenders' participation)	as of 11am Johannesburg time on the date which is 3 (three) Business Days prior to the proposed Utilisation Date

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SCHEDULE 4
FORM OF EXTENSION DOCUMENTS
PART 1
FORM OF EXTENSION REQUEST

To:     [●] as Facility Agent
From:    [Borrower]
Dated:    [ ]
Dear Sirs,
[Borrower] – [●] Revolving ZAR Facility Agreement dated [●] (the Agreement)

1.We refer to Clause 5.3 (Extension option) of the Agreement. This is an Extension Request. Terms defined in the Agreement have the same meaning in this notice unless given a different meaning in this notice.
2.Pursuant to Clause 5.3 (Extension option) of the Agreement, we request that the [Initial Repayment Date/First Extended Repayment Date] be extended for a further period of 1 (one) year.
3.We confirm that no Default is continuing and the Repeating Representations are true in all material respects.
4.This Extension Request is irrevocable.
5.This notice and any non-contractual obligations arising out of or in connection with it are governed by South African law.

Yours faithfully

Signed: ………………………………………..	………………………………………..
Authorised Signatory of [Borrower]	Authorised Signatory of [Borrower]

30
Revolving ZAR Facility Agreement V2c (12898671.1).Docx

PART 2
FORM OF EXTENSION ACCEPTANCE NOTICE

To:     [●] as Facility Agent
And to:    [Borrower]
Dated:    [ ]
Dear Sirs,
[Borrower] – [●] Revolving ZAR Facility Agreement dated [●] (the Agreement)

1.We refer to [Clause 5.3.3 (Extension option)]. This is an Extension Acceptance Notice. Terms defined in the Agreement have the same meaning in this notice unless given a different meaning in this notice.
2.We hereby [accept the extensions offered to the Extending Lenders pursuant to Clause 5.3 (Extension option)] or [confirm that we intend to accept the extension in relation to our [Initial Pro Rata Participation/Additional Pro Rata Participation] of the Agreement].
3.We hereby confirm that in addition to our Initial Pro Rata Participation, we would be willing to assume up to [ ZAR [●] ] Non-Extending Lender’s Available Commitments and the outstanding principal amount of such Non-Extending Lender's participation in the outstanding Revolving ZAR Facility Loans.]
4.This notice and any non-contractual obligations arising out of or in connection with it are governed by South African law.
Yours faithfully

Signed: ………………………………………..	………………………………………..
Authorised Signatory of [Lender]	Authorised Signatory of [Lender]

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